Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference Desktop Metal, Inc.’s Registration Statement on Form S-8 (File No. 333-256722) of our report dated March 11, 2021, relating to the consolidated financial statements of The ExOne Company and Subsidiaries appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania

November 12, 2021